UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2006

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ACACIA RESEARCH CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26068 (Commission File Number)	95-4405754 (I.R.S. Employer Identification No.)

500 Newport Center Drive,
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)

(949) 480-8300
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 12, 2006, CombiMatrix Corporation (“CombiMatrix”) entered into Manufacturing and Supply Agreement with Furuno Electric Company, Ltd., a Japanese corporation (“Furuno”). The agreement was made effective as of July 1, 2006, and will continue for a term of at least four years, whereupon it may be terminated by either party upon 90-day notice.

Furuno has the exclusive right to manufacture the QuadroCAS™ CustomArray™ Synthesizer for CombiMatrix upon orders received from CombiMatrix. CombiMatrix has the opportunity to receive up to two payments of $500,000 each from Furuno upon selling a minimum number of synthesizers. There is no guaranty that CombiMatrix will meet the minimum number of sales required to receive the payments from Furuno.

Item 8.01.  Other Events.

On July 13, 2006, Acacia Research Corporation issued a press release announcing the Manufacturing and Supply Agreement. A copy of this press release is filed as Exhibit 99.1 to this Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: July 18, 2006	By:	/s/ Paul R. Ryan

Name: Paul R. Ryan Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated July 13, 2006